UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2009
Cardica, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal 2009 Bonus
On August 12, 2009, the Board of Directors (the “Board”) of Cardica, Inc. (the “Company”), based upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), approved the grant, effective August 18, 2009, of stock options (the “Bonus Options”) to purchase the Company’s common stock pursuant to its 2005 Equity Incentive Plan to the following executive officers:

Shares Subject to
Name and Position	Bonus Options
Bernard Hausen, M.D., Ph.D.	70,000
President & CEO

Fred Bauer	48,300
Vice President, Operations

Bryan Knodel, Ph.D.	53,340
Vice President, Research & Development

Robert Newell	35,295
Vice President, Finance and Chief Financial Officer
The Bonus Options have a seven-year term for individuals who continue to serve as employees of the Company. The Bonus Options have an exercise price of $1.55 per share, which was the closing sales price of the Company’s common stock as quoted on the Nasdaq Global Market on August 18, 2009, the date of grant. The shares subject to the Bonus Options are fully vested. The Bonus Options were granted in lieu of cash bonuses pursuant to the Company’s previously-approved 2009 bonus plan.
Additional Option Grants
On August 12, 2009, the Company’s Board, based upon the recommendation of the Compensation Committee, approved the grant, effective August 18, 2009, of additional stock options (the “Options”) to purchase the Company’s common stock pursuant to its 2005 Equity Incentive Plan to the following executive officers:

Shares Subject to
Name	Options
Bernard Hausen, M.D., Ph.D.	85,000

Fred Bauer	40,000

Bryan Knodel, Ph.D.	50,000

Robert Newell	40,000
The Options have a seven-year term for individuals who continue to serve as employees of the Company. The Options have an exercise price of $1.55 per share, which was the closing sales price of the Company’s common stock as quoted on the Nasdaq Global Market on August 18, 2009, the date of grant. The shares subject to the Options vest at a rate of 1/48th per month following the date of grant, provided the holder continues to provide services to the Company. In connection with a change of control transaction, 100% of these shares will become vested if the named executive officer’s employment is terminated without cause or resigns for good reason in connection with a change of control transaction.
Fiscal 2010 Salaries for Named Executive Officers
On August 12, 2009, the Company’s Board, based upon the recommendation of the Compensation Committee, approved fiscal 2010 salaries for the Company’s named executive officers that are unchanged from such officers’ fiscal 2009 salaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: August 18, 2009	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer